UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PACER INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

March 5, 2014

Dear Shareholder:

According to our latest records, we have not received your voting instructions for the Special Meeting of Shareholder of Pacer International, Inc. to be held on Thursday, March 27, 2014. Your vote is extremely important, no matter how many shares you hold.

For the reasons set forth in the proxy statement, dated February 25, 2014, the Board of Directors recommends that you vote “FOR” Proposals 1, 2, and 3. Please sign, date and return the enclosed proxy card as soon as possible or, alternatively, you can vote via the Internet or telephone (see the instructions below).

If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (800) 488-8035. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Daniel W. Avramovich
Chairman of the Board of Directors, President and Chief Executive Officer

You may use one of the following simple methods to promptly provide your voting instructions:

1.      Vote by Internet: Go to the website www.proxyvote.com. Have your control number listed on the voting instruction form ready and follow the online instructions. The control number is located in the rectangular box on the right side of your voting instruction form.

2.      Vote by Telephone: Call toll-free (800) 454-8683. Have your control number listed on the voting instruction form ready and follow the simple instructions.